SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this “Amendment”) is made as of September 8, 2017 by and between BURLINGTON CENTRE OWNER LLC, a Delaware limited liability company (“Landlord”), and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Gross Lease dated as of May 17, 2012, as amended by that certain First Amendment to Lease dated as of June 13, 2013, as further amended by that certain Second Amendment to Lease dated as of March 28, 2014, as further amended by that certain Third Amendment to Lease dated as of September 24, 2014, as further amended by that certain Fourth Amendment to Lease dated as of November 14, 2015, and as further amended by that certain Fifth Amendment to Lease dated as of January 26, 2017 (the “Fifth Amendment”; as amended, the “Original Lease”), pursuant to which Tenant leases 114,807 rentable square feet in the office building located at 10 Corporate Drive, Burlington, MA.

B.Landlord and Tenant hereby desire to amend the Original Lease as set forth herein.

C.The Original Lease, as amended by this Amendment, shall be referred to herein as the “Lease”. Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Original Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Parking. The final sentence in Section 8 of the Fifth Amendment is hereby removed in its entirety and replaced with the following text: “The 10 Corporate Drive parking area shall have a minimum of 427 parking spaces.”

2.    Parking Configuration; Construction Staging Area. Section 9 of the Fifth Amendment is deleted in its entirety and replaced with the following text:

“9.    Project at 20 Corporate Drive; Staging Area Use at 10 Corporate Drive.     Tenant hereby acknowledges that the owner of 20 Corporate Drive, Burlington, MA (“20 Corporate Owner”) intends to construct a building at 20 Corporate Drive. Upon the commencement of construction, 20 Corporate Owner shall have the right to temporarily restrict access to fifty-two (52) parking spaces on the 10 Corporate Drive parking area as shown on Exhibit A attached (the “Staging Area”) on a temporary basis, for a period of up to 24 months. Landlord shall be obligated to construct or cause the construction of the parking spaces depicted on Exhibit B attached hereto, which such spaces shall be constructed as permanent spaces or temporary spaces and, at Landlord’s election, may be restored to substantially the original condition at the time that the parking area shown on Exhibit A shall again become available for Tenant parking after the completion of the development of the project on 20 Corporate Drive. Prior to closing off the Staging Area, Landlord or 20 Corporate Owner shall give Tenant written notice of the same. Within five (5) days of receiving such written notice, Tenant shall have the right to request Landlord build all or any portion the parking spaces depicted on Exhibit B attached hereto, provided, however, in no event shall Tenant declining to have such parking spaces built at the time of such notice cause Tenant to forfeit any rights set forth in this Section 9. Either by written response to Landlord’s written notice prior to 20 Corporate Owner closing off the Staging Area or any time thereafter (subject to the expiration of such rights as set forth below), Tenant may provide Landlord with written notice requesting all or any portion of such parking spaces to be constructed, in which event, Landlord shall endeavor to complete the construction of such parking spaces within ninety (90) days after Tenant’s written notice, which such period of time may be extended based on the number of spaces that the Tenant is requesting to have completed, the location of such spaces, the time of year (i.e. inclement weather), and any other delays based on acts of God, general labor strikes against work at 20 Corporate Drive, war, civil unrest, rioting, or any other unforeseeable circumstances beyond the reasonable control of Landlord; provided, however, Tenant right to request such parking spaces to be completed shall expire when the parking area shown on Exhibit A shall again become available for Tenant parking after the completion of the development of the project on 20 Corporate Drive. Tenant acknowledges that this temporary relocation of parking shall not entitle Tenant to any rent abatement or to terminate the Lease, provided Tenant at all times has access to and from the Building and Landlord maintains Tenant’s parking allocation (as set forth in Section 8 of the Fifth Amendment, as amended herein). Except as otherwise expressly provided in the Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience or annoyance arising from Landlord’s capital projects or the development at 20 Corporate Drive.”

3.    Authority. Each party represents and warrants to the other that such party and the person signing on its behalf are duly authorized to execute and deliver this Amendment and that this Amendment constitutes its legal, valid and binding obligation.

4.    Counterparts; Electronic Signatures.  This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically.  An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures.  All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.  The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if an a paper original of this Amendment had been delivered had been signed using a handwritten signature.  Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.  If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

5.    Effective Date. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This Amendment shall become effective and binding only upon execution and delivery of this Amendment by all of the parties hereto and approval by Landlord's lender.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

LANDLORD:

BURLINGTON CENTRE OWNER LLC, a Delaware limited liability company

By: BURLINGTON CENTRE JV LLC, a Delaware limited liability company, its sole member

By: DIV FUND II GP, LLC, a Delaware limited liability company, as agent for the managing member

By: /s/ Richard McCready
Name: Richard McCready
Title: President

and

By: BURLINGTON GAVI MEMBER, LLC, a Delaware limited liability company, its co-managing member

By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By    /s/ Ronnie J. Bily
Name: Ronnie J. Bily
Title: Investment Director/ Asset Management

By    /s/ Dennis J. Tinker
Name: Dennis J. Tinker
Title: Asst Managing Director/ Asset Management

TENANT:

THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware corporation

By: /s/ Tim Mathews
Name: Tim Mathews
Title: Chief Accounting Officer

Exhibit A

Parking Spaces Subject to Temporary Removal

Exhibit B

Depiction of New Parking Spaces